Exhibit 3.1

BYLAWS

OF

inTEST CORPORATION

As amended and restated effective April 23, 2018

ARTICLE I

Stockholders

Section 1.1     Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

Section 1.2     Special Meetings.

(a)     Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors.

(b)     Special meetings of the stockholders of the corporation shall be called by the Board of Directors upon written request to the Secretary of the corporation of one or more stockholders owning at least fifty percent (50%) of the voting power of the shares of stock of the corporation entitled to vote on the matter or matters to be brought before the proposed special meeting. A request to the Secretary shall be signed by each stockholder, or a duly authorized agent of such stockholder, requesting the special meeting and shall be accompanied by a notice containing the information and representations set forth in paragraph c. of Section 1.10 as to the business proposed to be conducted and as to the stockholder(s) proposing such business. A special meeting requested by stockholders shall be held at such date, time and place within or without the State of Delaware as may be fixed by the Board of Directors; provided, however, that the date of any such special meeting shall not be more than ninety (90) days after the request to call the special meeting is received by the Secretary. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if either (a) the Board of Directors or a court of competent jurisdiction has called or calls for an annual or special meeting of stockholders to be held within ninety (90) days after the Secretary receives the request for the special meeting and the Board of Directors determines in good faith that the business of such annual or special meeting includes (among any other matters properly brought before the annual or special meeting) the business specified in the request or (b) an annual or special meeting that included the business specified in the request (as determined in good faith by the Board of Directors) was held not more than ninety (90) days before the request to call the special meeting was received by the Secretary. A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary of the corporation, and if, following such revocation, there are unrevoked requests from stockholders holding in the aggregate less than the requisite number of shares entitling the stockholders to request the calling of a special meeting, the Board of Directors, in its discretion, may cancel the special meeting. Business transacted at a special meeting requested by stockholders must be a proper subject for stockholder action under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) and shall be limited to the purpose(s) stated in the request for meeting, provided, however, that the Board of Directors, or any committee of the Board of Directors to which such authority has been delegated, shall have the authority in its discretion to submit additional matters to the stockholders, and to cause other business to be transacted, at any special meeting requested by stockholders.

(c)     If the Board of Directors calls a special meeting of stockholders in accordance with paragraph a. of this Section for the purpose of electing one or more person(s) to the Board of Directors, a stockholder of the corporation who (i) is a stockholder of record at the time of giving of notice as provided herein, (ii) is entitled to vote at the special meeting, and (iii) complies with the notice and information procedures set forth in these bylaws as to such nomination, may nominate a person or persons (as the case may be) for election to such position(s) specified in the corporation’s notice of meeting, if the stockholder’s notice required by paragraph b. of Section 1.10 with respect to such nomination shall be delivered to the Secretary at the principal executive offices of the corporation not earlier that the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which the public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of such stockholder’s notice.

(d)     The business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the corporation’s notice for the meeting transmitted to stockholders. The chairman of the meeting (as determined pursuant to Section 1.6) shall have the power and duty to determine whether a nomination or any other business brought before a special meeting was made in accordance with the procedures set forth in this Section, and, if any nomination or other business is not in compliance with these bylaws (including if the stockholder does not timely comply with paragraph d. of Section 1.10 or if the nominee fails to comply with Section 1.11), to declare that such defective nomination or proposal shall be disregarded, notwithstanding that proxies in respect of such matters may have been received. If the stockholder (or a qualified representative of the stockholder) is not present at the meeting of stockholders to make the nomination or propose such business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote have been received by the corporation.

Section 1.3     Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation or these bylaws, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

Section 1.4     Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting pursuant to Section 1.8, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.5     Quorum. Except as otherwise provided by law, the certificate of incorporation or these bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present and entitled to vote thereat may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.4 until a quorum shall attend. Shares of the corporation’s stock owned by it or another corporation if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation or any subsidiary of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 1.6     Organization. Meetings of stockholders shall be presided over by the Chairman, or in his or her absence by the President and Chief Executive Officer, or in his or her absence by the Chief Financial Officer, or in his or her absence by a chairman designated by the Board of Directors, or in the absence of the foregoing persons by a chairman chosen at the meeting. The Secretary of the corporation shall act as secretary of the meeting, but in his or her absence (or if the Secretary is serving as the chairman of the meeting) the person presiding over the meeting may appoint any person to act as secretary of the meeting. The person presiding over the meeting shall announce at the meeting of stockholders the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote.

Section 1.7     Voting; Proxies. Except as otherwise provided by the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one (1) vote for each share of stock held by him or her which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary of the corporation an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the corporation. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law, the certificate of incorporation or these bylaws, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock which are present in person or by proxy and entitled to vote thereon.

Section 1.8     Fixing Date for Determination of Stockholders of Record. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (ii) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (iii) in the case of determination of stockholders for the purpose of any other lawful action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (x) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (y) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (z) the record date for determining stockholders for the purpose of any other lawful action, shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 1.9     List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled (i) to examine the stock ledger, the list of stockholders entitled to vote at the meeting or the books of the corporation, (ii) to vote in person or by proxy at any meeting of stockholders, or (iii) to express consent or dissent to corporate action in writing without a meeting.

Section 1.10     Nominations and Stockholder Business.

(a)     Nominations of persons for election to the Board of Directors and the proposal of business other than nominations to be considered by the stockholders may be made at an annual meeting of stockholders (i) by or at the direction of the Board of Directors, or (ii) by any stockholder of the corporation who is a stockholder of record at the time of giving the notice provided for in paragraphs b. and c. of this Section, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section. Clause (ii) is the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the corporation’s notice of its annual meeting) before an annual meeting of stockholders.

(b)     In order to assure that stockholders and the corporation have a reasonable opportunity to consider nominations and other business proposed to be brought before a meeting of stockholders and to allow for full information to be distributed to stockholders, a stockholder properly may bring nominations or other business before an annual meeting of stockholders only if the stockholder shall have given timely notice thereof in writing to the Secretary setting forth the information required by paragraph c. of this Section and provided the updated information as required by paragraph d. of this Section, such other business must be a proper subject for stockholder action under the Delaware General Corporation Law, and the nominee has timely complied with the requirements of Section 1.11. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation (if delivered by electronic mail or facsimile, the stockholder’s notice shall be directed to the Secretary at the electronic mail address or facsimile number, as the case may be, provided on the corporation’s website) not later than the close of business on the 90th day nor earlier than 120 days in advance of the anniversary of the previous year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed (other than as a result of adjournment) by more than thirty (30) days from the anniversary of the previous year’s annual meeting, notice by the stockholder to be timely must be delivered not earlier than the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described herein.

(c)     Such stockholder’s notice shall set forth and include:

(i)     as to each person whom the stockholder proposes to nominate for election or reelection as a director (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, (B) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and (C) the information necessary for the Board of Directors to determine whether such proposed nominee qualifies as an independent director under the applicable stock exchange listing standards;

(ii)     as to any other business that the stockholder proposes to bring before the meeting, (A) a brief description of the business desired to be brought before the meeting, including the text of any resolutions to be proposed for consideration at the meeting, (B) the reasons for conducting such business at the meeting, and (C) a description of any substantial interest in such business of such stockholder and the beneficial owner (within the meaning of Item 5 of Schedule 14A under the Exchange Act), if any, on whose behalf the proposal is made;

(iii)     as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the corporation’s books, and the name and address of such beneficial owner, (B) the class and number of shares of the corporation which are owned of record by such stockholder and such beneficial owner as of the date of the notice, (C) a representation that the stockholder will timely comply with the requirements of paragraph d. of this Section, and (D) a representation that the stockholder intends to be present in person or by proxy at the meeting to propose such nomination or other business;

(iv)     as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination or proposal is made, as to such beneficial owner (A) the class and number of shares of the corporation which are beneficially owned by such stockholder or beneficial owner as of the date of the notice and by each associate of the stockholder or beneficial owner as of the date of the notice, (B) a description of any agreement, arrangement or understanding (whether or not in writing) with respect to the nomination or other business between or among such stockholder or beneficial owner and any other person, including without limitation any agreements that would be required to be described or reported pursuant to Item 5 or Item 6 of Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner), (C) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares, regardless of whether settled in shares or cash) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the corporation’s capital stock, or increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of stock of the corporation, including the notional number of shares that are the subject of such agreement, arrangement or understanding, (D) a description of any agreement, arrangement or understanding (whether or not in writing) between or among such stockholder or beneficial owner and any other person relating to acquiring, holding, voting or disposing of any shares of stock of the corporation, including the number of shares that are the subject of such agreement, arrangement or understanding, and (E) a representation as to whether the stockholder or beneficial owner will engage in a solicitation with respect to such nomination or proposal and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation and whether such person or group intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the business to be proposed (in person or by proxy) by the stockholder; and

(v)     as to the stockholder giving the notice and the beneficial owners if any on whose behalf the nomination or proposal is made, such stockholder’s and beneficial owner’s written consent to the public disclosure of information provided pursuant to paragraph c. of this Section 1.10.

(d)     A stockholder providing notice of any nomination or other business to be brought before a meeting of stockholders shall update such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) days prior to the meeting or any adjournment or postponement thereof, and such update shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than five (5) days after the record date for notice of the meeting or not later than five (5) days prior to the date for the meeting or any adjournment or postponement thereof, as the case may be.

(e)     The chairman of the meeting shall have the power and duty to determine whether a nomination or any other business brought before the meeting was made in accordance with the procedures set forth in this Section, and, if any nomination or other business is not in compliance with this Section (including if the stockholder does not provide on a timely basis the updated information required to be delivered to the corporation or if the nominee fails to comply with Section 1.11 of these bylaws), to declare that such defective nomination or proposal shall be disregarded, notwithstanding that proxies in respect of such matters may have been received. Notwithstanding the foregoing provisions of this Section, if the stockholder (or a qualified representative of the stockholder) is not present at the meeting of stockholders to make a nomination or propose such business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote have been received by the corporation.

(f)     For purposes of this Section, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. For purposes of paragraph c. of this Section 1.10, the term “associate” shall have the meaning set forth in Rule 14a-1(a) under the Exchange Act and shares shall be treated as “beneficially owned” by a person if the person (i) beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder, or (ii) has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing) (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (B) the right to vote such shares, alone or in concert with others, and/or (C) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

Section 1.11     Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the corporation, a person must deliver (in accordance with the time periods prescribed for delivery in a notice to such candidate given by or on behalf of the Secretary) to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made and a written representation and agreement that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary shall provide to such candidate for nomination all such policies and guidelines then in effect).

Section 1.12     Action By Consent of Stockholders. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered (by hand or by certified or registered mail, return receipt requested) to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which minutes of proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to receive notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the corporation as provided herein.

Section 1.13     Inspectors of Election. The corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one (1) or more inspectors of election, who may be employees of the corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The corporation may designate one (1) or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of the stockholders, the person presiding at the meeting shall appoint one (1) or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspector’s or inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 1.14     Conduct of Meetings. The Board of Directors of the corporation may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the person presiding over the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE II

Board of Directors

Section 2.1     Number; Qualifications. The Board of Directors shall consist of such number of members as may be determined from time to time by resolution of the Board of Directors which number shall not be less than five (5). Directors need not be stockholders of the corporation.

Section 2.2     Election; Term; Resignation; Removal; Vacancies. Each director shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors each of whom shall hold office for a term of one year or until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal. Any director may resign at any time upon written notice to the corporation. Any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at an annual meeting of stockholders (or at a special meeting called by the Board of Directors in accordance with Section 1.2.a. for the purpose of electing a director to fill such vacancy), and each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced, or until his or her successor is elected and qualified, or until his or her earlier death, resignation, or removal.

Section 2.3     Chairman and Vice Chairman of the Board. The Board of Directors shall elect one of its members to be the Chairman of the Board of Directors. The Chairman shall preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board of Directors or as may be prescribed by these bylaws. At the direction of the Board of Directors, the Chairman may also be the President and Chief Executive Officer of the corporation and shall have the powers and duties prescribed in these bylaws. The Board of Directors may also elect one of its members to be the Vice Chairman of the Board of Directors who may have such powers and duties as may from time to time be assigned to him or her by the Board of Directors or as may be prescribed by these bylaws.

Section 2.4     Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

Section 2.5     Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman, the President and Chief Executive Officer, the Secretary, or on the written request of one half or more of the members of the Board of Directors stating the purpose or purposes for which such meeting is requested. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four (24) hours before the special meeting.

Section 2.6     Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

Section 2.7     Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the certificate of incorporation, these bylaws or applicable law otherwise provides, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.8     Organization. Meetings of the Board of Directors shall be presided over by the Chairman, or in his or her absence by the Vice Chairman of the Board, if any, or in his or her absence by the President and Chief Executive Officer, or in the absence of the foregoing persons by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the person presiding over the meeting may appoint any person to act as secretary of the meeting.

Section 2.9     Informal Action by Directors. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission are filed with the minutes of proceedings of the Board of Directors or committee.

ARTICLE III

Committees

Section 3.1     Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the corporation. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. A majority of the members shall constitute a quorum and all matters shall be determined by a majority vote of the members present.

Section 3.2     Committee Minutes. Each committee shall keep regular minutes of its meetings and shall file such minutes and all written consents executed by its members with the Secretary of the corporation.

Section 3.3     Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these bylaws.

ARTICLE IV

Officers

Section 4.1     Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The Board of Directors shall elect, by the affirmative vote of a majority of the total number of Directors then in office, a President and Chief Executive Officer and a Secretary. The Board of Directors may also choose one (1) or more Vice Presidents, one (1) or more Assistant Secretaries, a Treasurer and one (1) or more Assistant Treasurers, and one (1) or more other officers having such titles, and such powers and duties as the Board may provide and, to the extent not so provided, such powers and duties as may generally pertain to such office(s). Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal. Any officer may resign at any time upon written notice to the corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the corporation by death, resignation, removal, or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 4.2     Powers and Duties of Officers.

(a)     President and Chief Executive Officer. The positions of President and Chief Executive Officer shall be held by the same person. The President and Chief Executive Officer shall, under the direction of the Board, have general supervision, direction, and management over the business and affairs of the corporation and shall report directly to the Board, subject to any supervisory powers delegated by the Board to the Chairman. The President and Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect. In the absence of the Chairman of the Board or Vice Chairman of the Board, if any, the President and Chief Executive Officer shall preside at all meetings of the Board. The President and Chief Executive Officer shall have such other powers and perform such other duties as from time to time may be prescribed for him or her by the Board, these bylaws, or the Chairman. The President and Chief Executive Officer shall have power to execute in the name of the corporation all contracts, agreements, deeds, bonds, mortgages, and other obligations and instruments of the corporation which are authorized, and to affix the corporate seal thereto. The President and Chief Executive Officer shall have general supervision and direction of all of the other officers, employees, and agents of the corporation.

(b)     Vice President. Each Vice President, if any, shall have such powers and perform such duties as the Board of Directors may from time to time prescribe. The Vice President (if only one (1) Vice President is chosen by the Board) or one (1) Vice President designated by the Board (if two (2) or more Vice Presidents are chosen by the Board of Directors) shall perform the duties and exercise the powers of the President and Chief Executive Officer in the event of the President and Chief Executive Officer’s absence or disability.

(c)     Treasurer. The Treasurer, if any, shall have the responsibility for maintaining the financial records of the corporation. The Treasurer shall make such disbursements of the funds of the corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the corporation. The Treasurer shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.

(d)     Secretary. The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and of the Board of Directors. The Secretary shall have charge of the corporate books and shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.

(e)     Assistant Secretary and Assistant Treasurer. Each Assistant Secretary, if any, and each Assistant Treasurer, if any, shall have such powers and perform such duties as the Board of Directors may from time to time prescribe.

(f)     Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

ARTICLE V

Stock

Section 5.1     Certificates. Shares of the corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares that shall be evidenced by a book-entry system maintained by the registrar of such stock. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of shares shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President and Chief Executive Officer or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the corporation representing the number of shares owned by him or her in the corporation, unless the resolution of the Board of Directors provides that all shares of a particular class or series of stock shall be uncertificated shares. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 5.2     Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 5.3     Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person or persons registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VI

Indemnification

Section 6.1     Right to Indemnification. The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to employee benefit plans (an “indemnitee”), against all liability and loss suffered (including, without limitation, fines and amounts paid in settlement) and expenses (including, without limitation, attorneys’ fees) reasonably incurred by such indemnitee in connection with such action, suit or proceeding (including any such expenses incurred in connection with such person’s successful application for, or any action brought to enforce such person’s right to indemnification or advancement of expenses, provided for in this Article) to the extent the power to so indemnify has been or may be granted by statute. For this purpose, (i) the Board of Directors by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, independent legal counsel in a written opinion, or (iii) the stockholders, may, and upon the request of any such person shall, determine in each case whether or not the applicable standards set forth in any statute have been met. The corporation shall be required to indemnify an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if the initiation of such proceeding (or part thereof) by the indemnitee was authorized by the Board of Directors of the corporation.

Section 6.2     Advancement of Expenses. The corporation shall pay the expenses (including, without limitation, attorneys’ fees) incurred by a director or officer of the corporation in defending any proceeding referred to in Section 6.1 in advance of its final disposition; provided, however, that the payment of expenses incurred by such person in advance of the final disposition of such proceeding shall be made only upon receipt of an undertaking by such person to repay all amounts advanced if it should ultimately be determined that such person is not entitled to be indemnified under this Article or otherwise, except that no such advance payment will be required if it is determined by the Board of Directors that there is a substantial probability that such person will not be able to repay the advance payments. Expenses incurred in such circumstances by other employees and other persons who may be entitled to indemnification hereunder may be paid in advance by the corporation upon such terms and conditions, if any, as the Board of Directors deems appropriate.

Section 6.3     Non-Exclusivity of Rights. The rights conferred on any person by this Article shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.4     Other Indemnification. The corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect (i) as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity or (ii) as beneficiary of, or insured under, any policy of insurance insuring against such liabilities and expenses covered by this Article.

Section 6.5     Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VII

Notices

Section 7.1     Notice to Stockholders. Whenever, under any provision of these bylaws, notice is required to be given to any stockholder, the same shall be given in writing, either (a) by depositing in the United States mail, postage prepaid, and addressed to the stockholder’s last known post office address as shown by the stock record of the corporation or its transfer agent or (b) by a form of electronic transmission consented to by the stockholder to whom the notice is given, except to the extent prohibited by Section 232(e) of the Delaware General Corporation Law. Any consent to receive notice by electronic transmission shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if (i) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Section 7.2     Notice to Directors. Any notice required to be given to any director may be given either personally, or by courier, overnight delivery service, telephone, facsimile, mail, or any form of electronic transmission. Any such notice, other than one which is delivered personally, shall be sent to such post office or street address, telephone or facsimile number, or electronic mail address as such director shall have provided in writing to the Secretary of the corporation, or, in the absence of such information, to the last known post office address of such director. It shall not be necessary that the same method of giving notice be employed in respect of all directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

Section 7.3     Effective Date of Notice.

(a)     Stockholders. All notices given to stockholders by mail shall be deemed to have been given when deposited in the United States mail. All notices given to stockholders by a form of electronic transmission, as provided in Section 7.1, shall be deemed to have been given: (a) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (c) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and (d) if by any other form of electronic transmission, when directed to the stockholder.

(b)     Directors. All notices given to directors either personally or by telephone shall be deemed to have been given when communicated to the director. All notices given to directors by mail shall be deemed to have been given when deposited in the United States mail. All notices given to directors by courier or overnight delivery service shall be deemed to have been given when delivered to the street address of record. All notices given to directors transmitted by facsimile shall be deemed to have been given on the date completion of the transmission is electronically confirmed. All notices given to directors by a form of electronic transmission, as provided in Section 7.2, shall be deemed to have been given when directed to the electronic mail address or other location provided in writing by the director to the Secretary of the corporation.

Section 7.4     Electronic Transmission. For purposes of these bylaws, the terms “written” and “in writing” shall include any “electronic transmission,” as defined in Section 232(c) of the Delaware General Corporation Law, including without limitation, any, cablegram, facsimile, electronic mail, or posting to an electronic network, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE VIII

Miscellaneous

Section 8.1     Fiscal Year. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

Section 8.2     Seal. The corporate seal shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 8.3     Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

Section 8.4     Interested Directors; Quorum. No contract or transaction between the corporation and one (1) or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one (1) or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 8.5     Form of Records. Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of any information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

Section 8.6     Amendment of Bylaws. These bylaws may be altered or repealed, and new bylaws made, by the Board of Directors to the extent permitted by the certificate of incorporation, but the stockholders may make additional bylaws and may alter and repeal any bylaws whether adopted by them or otherwise.

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